Exhibit 99.1

Contacts:

Vincent Zanna

(212) 209-8090

Margot Fooshee

(212) 209-8414

Pat Tucker / Dan Scorpio

Abernathy MacGregor

(212) 371-5999

J.Crew Group, Inc. Announces ONE-DAY Extension of expiration of Exchange Offer and Consent Solicitation

New York, July 11, 2017— J.Crew Group, Inc. (the “Company”) today announced that it is extending the expiration time for its previously announced private offer (such offer, the “Exchange Offer”) to certain eligible noteholders described below to exchange any and all of the outstanding $566.5 million aggregate principal amount of 7.75%/8.50% Senior PIK Toggle Notes due 2019 (CUSIP Nos 16961UAA4 and U1680U AA3, ISIN Nos US16961UAA43 and USU1680UAA35) (the “Old Notes”) issued by Chinos Intermediate Holdings A, Inc. (the “Old Notes Issuer”), a direct wholly-owned subsidiary of Chinos Holdings, Inc., the ultimate parent of the Company (“Parent”), for newly issued:

(i)

13% Senior Secured Notes due 2021 in an aggregate principal amount of up to $250 million (the “New Notes” and, together with the guarantees thereof, the “New Debt Securities”) to be issued by J.Crew Brand, LLC and J.Crew Brand Corp., both wholly-owned subsidiaries of the Company (together, the “New Notes Co-Issuers” and, collectively with Parent, the “New Securities Issuers”);

(ii)

shares of Parent’s 7% non-convertible perpetual preferred stock, series A, no par value per share, with an aggregate initial liquidation preference of up to $190 million (the “New Series A Preferred Stock”); and

(iii)

shares of Parent’s class A common stock, $0.00001 par value per share, representing up to approximately 15% of the common equity of Parent (the “Class A Common Stock” and, collectively with the New Series A Preferred Stock and the New Debt Securities, the “New Securities”);

in each case, upon the terms and conditions set forth in the Confidential Offering Memorandum and Consent Solicitation Statement, dated June 12, 2017 (as supplemented by the Supplement thereto, dated June 15, 2017, the Second Supplement thereto, dated June 21, 2017, and the Company’s press release related thereto, dated June 26, 2017, the “Offering Memorandum”).

The Company is extending the Expiration Time (and Early Deadline) (each as defined in the Offering Memorandum) for the Exchange Offer and the Consent Solicitation to 5:00 p.m., New York City time, on July 11, 2017 (the “New Expiration Time”). Accordingly, all Old Notes tendered at or prior to the New Expiration Time will be eligible to receive the Total Exchange Consideration. All other terms and conditions of the Exchange Offer and the Consent Solicitation remain unchanged.

According to information provided by D.F. King & Co., Inc., the exchange agent and information agent for the Exchange Offer, as of 11:59 p.m., New York City time, on July 10, 2017, the New Securities Issuers had received tenders from holders of at least $531,659,256 in aggregate principal amount of the Old Notes, representing approximately 93.85% of the total outstanding principal amount of the Old Notes.

The foregoing amounts do not include an aggregate of 6% of the total outstanding principal amount of the Old Notes held by certain holders, which may be withheld from the Exchange Offer, subject to the terms of the Restructuring Support Agreement, dated June 12, 2017. In the event those Old Notes are tendered, approximately 99.85% of the total outstanding principal amount of the Old Notes will have been tendered, and the Exchange Offer will have satisfied the minimum tender condition of 95%.

The Withdrawal Deadline (as defined in the Offering Memorandum) expired on June 23, 2017.  Old Notes tendered for exchange may not be validly withdrawn and consents may not be revoked, unless we determine in the future in our sole discretion to permit withdrawal and revocation rights.

The Company previously announced that it had received the requisite consents for approval of the term loan amendment by lenders holding approximately 88% of the outstanding principal amount of loans under the Company’s term loan agreement. The applicable acknowledgement by the agent under the term loan agreement has been agreed, and the term loan amendment is expected to become effective upon settlement of the Exchange Offer.

As previously disclosed, the Old Notes Issuer has received consents sufficient to approve the proposed amendments to the indenture governing the Old Notes (the “Consent Solicitation”), and the Old Notes Issuer and the trustee for the Old Notes will enter into a supplemental indenture containing such proposed amendments, which amendments will not become operative until settlement of the Exchange Offer.

Available Documents and Other Details

Documents relating to the Exchange Offer and the Consent Solicitation will only be distributed to noteholders who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws.

Noteholders who desire to complete an eligibility form should either visit the website for this purpose at http://main.dfking.com/jcrew/index.asp or request instructions by sending an e-mail to jcrew@dfking.com or calling D.F. King & Co., Inc., the information agent for the Exchange Offer and the Consent Solicitation, at 800-714-3306 (U.S. Toll-free) or 212-269-5550 (Collect).

The New Securities will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, the New Securities may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.  Accordingly, the New Securities are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (ii) to non-“U.S. persons” who are outside the United States (as defined in Regulation S under the Securities Act). Non U.S.-persons may also be subject to additional eligibility criteria.

The complete terms and conditions of the Exchange Offer and the Consent Solicitation are set forth in the informational documents relating to the Exchange Offer and the Consent Solicitation. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Old Notes nor an offer to sell or a solicitation of an offer to purchase any of the New Securities.  The Exchange Offer and the Consent Solicitation are only being made pursuant to the Offering Memorandum.  The Exchange Offer is not being made to holders of Old Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein, including statements regarding the Exchange Offer, the additional tenders of Old Notes and the satisfaction of Exchange Offer conditions, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company’s current expectations or beliefs concerning future events, and actual results of operations may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including ongoing litigation, the Company’s substantial indebtedness and the indebtedness of its indirect parent, the retirement, repurchase or exchange of its indebtedness or the indebtedness of its indirect parent, its substantial lease obligations, its ability to anticipate and timely respond to changes in trends and consumer preferences, the strength of the global economy, declines in consumer spending or changes in seasonal consumer spending patterns, competitive market conditions, its ability to attract and retain key personnel,  its ability to successfully develop, launch and grow its newer concepts and execute on strategic initiatives, product offerings, sales channels and businesses, its ability to implement its growth strategy, material disruption to its information systems, its ability to implement its real estate strategy, adverse or unseasonable weather, interruptions in its foreign sourcing operations, and other factors which are set forth in the section entitled “Risk Factors” and elsewhere in the Offering Memorandum and in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q and in all filings with the SEC made subsequent to the filing of the Form 10-Q. Because of the factors described above and the inherent uncertainty of predicting future events, the Company cautions you against relying on forward-looking, whether as a result of new information, future events or otherwise.

About J.Crew Group, Inc.

J.Crew Group, Inc. is an internationally recognized omni-channel retailer of women’s, men’s and children’s apparel, shoes and accessories. As of July 11, 2017, the Company operates 277 J.Crew retail stores, 118 Madewell stores, jcrew.com, jcrewfactory.com, the J.Crew catalog, madewell.com, and 179 factory stores (including 39 J.Crew Mercantile stores). Certain product, press release and SEC filing information concerning the Company are available at the Company’s website www.jcrew.com.